UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2018

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

4925 Indiana Avenue
Lisle, IL	60532
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (630) 577-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of CTS Corporation (the “Company”) held on May 17, 2018, the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the CTS Corporation 2018 Equity and Incentive Compensation Plan (the “Plan”).

The Board approved and adopted the Plan on February 8, 2018, subject to shareholder approval. The Plan authorizes the Compensation Committee of the Board (the “Committee”) to provide stock-based and other incentive grants in the form of a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash incentive awards and other awards for the purpose of attracting, motivating and helping retain non-employee directors, officers and other employees of the Company and its affiliates. Total share-based awards under the Plan are generally limited to 2,500,000 shares of common stock, without par value, of the Company (“Shares”), plus any shares relating to awards to the extent they expire or are forfeited, canceled, unearned or settled in cash (in whole or in part) under the Plan, all subject to adjustment as provided in the Plan. No grants will be made under the Plan after May 16, 2028, but grants made on or prior to that date will continue in effect subject to the terms of such grants and the Plan.

In general, awards under the Plan are subject to vesting schedules determined by the Committee, but awards may be accelerated in the event of certain events, including retirement, death or disability of a participant or a change in control (as defined in the Plan). In addition, under the Plan and subject to adjustment as provided in the Plan:

•	no more than 2,500,000 Shares may be issued or transferred by the Company upon the exercise of incentive stock options; and

•
no non-employee director will be granted in any calendar year compensation for such service having an aggregate maximum value (measured as of the date of grant, as applicable, and calculating the value of any equity awards based on the grant date fair value for financial reporting purposes) in excess of $500,000.

The Plan authorizes the Committee to make certain performance-based awards to participants under the Plan, which awards will be earned based upon the achievement of performance measures. These performance measures will be determined by the Committee for each award. A non-exhaustive list of the potential measures that the Company currently anticipates may be used for awards under the Plan includes the following (including ratios or other relationships between one or more, or a combination, of the following examples of performance measures): free cash flow; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; order intake; debt ratios; operating expense; inventory turns; net earnings; operating earnings; gross or operating margin; gross margin percentage; return on equity; capital expenditures; cost of quality; on-time delivery; return on net assets; return on capital; return on investment; return on sales; net sales; sales growth; market share; economic value added; cost of capital; expense reduction levels; stock price; productivity; working capital; controllable working capital and total shareholder return.

The Committee generally will be able to amend the Plan, subject to shareholder approval in certain circumstances as described in the Plan.

The foregoing summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is incorporated herein by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2018.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit    Description
10.1 CTS Corporation 2018 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit A to the
Company’s definitive proxy statement on Schedule 14A filed on April 5, 2018, Commission File No. 001-04639)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

Date: May 22, 2018	By:	/s/ Luis Machado
Luis Machado
Vice President, General Counsel and Secretary